Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

CASI Pharmaceuticals, Inc.:

We consent to the use of our report dated March 30, 2021, with respect to the consolidated financial statements of CASI Pharmaceuticals, Inc., incorporated herein by reference.

/s/ KPMG Huazhen LLP

Beijing, China

August 13, 2021